EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 1, 2023

THE EASTERN COMPANY TO EXIT ASSOCIATED TOOL MAKERS, LTD.

Company Expects to Record a Charge of Approximately $4.0 Million in the Second Quarter

SHELTON, CT – May 1, 2023 - The Eastern Company (the “Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced that the Company plans to close Associated Tool Makers, Ltd., its European mold tooling service facility based in the U.K. As a result, the Company expects to record charges totaling approximately $4.0 million in the second quarter of fiscal 2023 for severance and other related costs associated with exiting the business.

“After completing a thorough review of Eastern’s business and products, we determined that our mold tooling service in Europe was no longer aligned with our goal of restoring consistent, sustainable profitability. We then conducted a detailed analysis of options and decided the best course of action was to exit this business. We will continue to serve customer needs out of a U.S.-based location,” said President and CEO Mark Hernandez. “We remain intently focused on executing numerous initiatives this year to improve profitability and reduce working capital.”

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “could,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the impact of the COVID-19 pandemic and resulting economic effects, including supply chain disruptions, cost inflation, rising interest rates, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: the effect on interest rates of the replacement of the London Interbank Offered Rate (LIBOR) with a Secured Overnight Financing Rate (SOFR), risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, including the impact of supply chain shortages and inflation, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products; the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

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